Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Wednesday, February 14, 2024

Retail Opportunity Investments Corp. Reports 2023 Results

San Diego, CA, February 14, 2024 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the year and three months ended December 31, 2023.

YEAR 2023 HIGHLIGHTS
•$34.5 million of net income attributable to common stockholders ($0.27 per diluted share)
•$140.9 million in Funds From Operations(1) ($1.06 per diluted share)
•3.7% increase in same-center cash net operating income (2023 vs. 2022)
•97.7% portfolio lease rate at year-end
•1.7 million square feet leased (all-time record activity)
•22.2% increase in same-space cash rents on new leases (6.7% increase on renewals)
•$350.0 million unsecured senior notes issued
•$250.0 million December 2023 unsecured senior notes retired
•$100.0 million of floating-rate debt repaid
•$150.0 million of floating-rate debt fixed via interest rate swap agreements
•91.0% of principal debt outstanding effectively fixed-rate at year-end (vs. 72.3% at 12/31/22)
•96.6% of portfolio’s gross leasable area unencumbered at year-end
•Unsecured credit facility maturity extended by three years

4TH QUARTER 2023 HIGHLIGHTS
•$8.0 million of net income attributable to common stockholders ($0.06 per diluted share)
•$35.5 million in Funds From Operations(1) ($0.27 per diluted share)
•3.3% increase in same-center cash net operating income (4Q‘23 vs. 4Q‘22)
•25.3% increase in same-space cash rents on new leases (7.2% increase on renewals)
•$21.8 million grocery-anchored shopping center acquired
•$12.8 million of common equity raised
•6.2x net principal debt-to-annualized EBITDA ratio for 4Q‘23 (vs. 6.6x for 4Q‘22)
•$0.15 per share cash dividend paid
_____________________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Capitalizing on the strong fundamentals and demand for space across our portfolio, during 2023 we achieved a number of new leasing records and milestones for the company. We leased a record amount of space and, for the eleventh consecutive year, we achieved solid releasing rent growth, including a 22.2% increase in cash base rents on same-space new leases signed during 2023. In addition to enhancing ROIC’s portfolio through our leasing initiatives, we also worked to enhance our financial strength and profile. During 2023, we reduced our floating-rate debt by $250.0 million, balanced our debt maturity schedule and reduced ROIC’s quarterly net-debt ratio to a new, nine-year low, as of the fourth quarter.” Tanz added, “Looking ahead, with our well established grocery-anchored portfolio, diverse tenant base and longstanding West Coast market presence and focus, we believe that we are poised to continue driving solid operating results and building longterm value well into the future.”
FINANCIAL SUMMARY
For the year ended December 31, 2023, GAAP net income attributable to common stockholders was $34.5 million, or $0.27 per diluted share, as compared to GAAP net income attributable to common stockholders of $51.9 million, or $0.42 per diluted share for the year ended December 31, 2022. Included in GAAP net income for the year ended December 31, 2022, was a $7.7 million gain on sale of real estate. For the three months ended December 31, 2023, GAAP net income attributable to common stockholders was $8.0 million, or $0.06 per diluted share, as compared to GAAP net income attributable to common stockholders of $10.2 million, or $0.08 per diluted share for the three months ended December 31, 2022.

FFO for the year 2023 was $140.9 million, or $1.06 per diluted share, as compared to $145.3 million in FFO, or $1.10 per diluted share, for the year 2022. FFO for the fourth quarter of 2023 was $35.5 million, or $0.27 per diluted share, as compared to $35.9 million in FFO, or $0.27 per diluted share for the fourth quarter of 2022. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the year 2023, same-center net operating income (NOI) was $211.4 million, as compared to $203.9 million in same-center NOI for the year 2022, representing a 3.7% increase. For the fourth quarter of 2023, same-center NOI increased 3.3% as compared to same-center NOI for the fourth quarter of 2022. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

During 2023, ROIC raised $362.8 million of gross proceeds, including $350.0 million through the issuance of unsecured senior notes in September 2023 (due October 2028), and $12.8 million through the issuance of approximately 0.9 million shares of common stock in December 2023. ROIC utilized the proceeds, together with cash flow from operations and borrowings on its unsecured revolving credit facility, to retire its operating partnership’s $250.0 million unsecured senior notes (due December 2023), reduce, by $100.0 million, floating-rate borrowings outstanding on its unsecured term loan, and acquire a grocery-anchored shopping center for $21.8 million. Additionally, during 2023, ROIC entered into interest rate swap agreements, effectively fixing the interest rate on $150.0 million of floating-rate debt at 5.4% through August 2024. ROIC also amended its $600.0 million unsecured credit facility, extending the maturity date to March 2027.

At December 31, 2023, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.5 billion and approximately $1.4 billion of principal debt outstanding, of which 91.0% was effectively fixed-rate. Additionally, ROIC’s net principal debt-to-annualized EBITDA ratio for the fourth quarter of 2023 was 6.2 times, and 96.6% of its portfolio was unencumbered at December 31, 2023, based on gross leasable area. During 2023, Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. each reaffirmed their respective investment-grade corporate debt rating and stable outlook.
ACQUISITION SUMMARY
Foothill Plaza

In December 2023, ROIC acquired Foothill Plaza for $21.8 million. The shopping center is approximately 65,000 square feet and is anchored by Sprouts Market. The property is located in La Verne, California, within the Los Angeles metropolitan area, and is currently 100% leased.

PROPERTY OPERATIONS SUMMARY
At December 31, 2023, ROIC’s portfolio was 97.7% leased. For the year 2023, ROIC executed 414 leases, totaling 1,709,720 square feet, including 145 new leases, totaling 381,852 square feet, achieving a 22.2% increase in same-space comparative base rent, and 269 renewed leases, totaling 1,327,868 square feet, achieving a 6.7% increase in base rent. During the fourth quarter of 2023, ROIC executed 84 leases, totaling 255,689 square feet, including 32 new leases, totaling 90,084 square feet, achieving a 25.3% increase in same-space comparative base rent, and 52 renewed leases, totaling 165,605 square feet, achieving a 7.2% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
DIVIDEND SUMMARY
On January 5, 2024, ROIC distributed a $0.15 per share cash dividend. On February 13, 2024, the Board declared a cash dividend of $0.15 per share, payable on April 5, 2024 to stockholders of record on March 15, 2024.
2024 GUIDANCE SUMMARY
ROIC currently estimates that GAAP net income for 2024 will be within the range of $0.24 to $0.34 per diluted share, and FFO will be within the range of $1.03 to $1.09 per diluted share.

	2023 Actual	Year Ended December 31, 2024
		Low End	High End
	(unaudited, amounts in thousands except per share and percentage data)
GAAP net income applicable to stockholders	$34,534	$29,400	$45,300
Funds From Operations – diluted	$140,881	$136,500	$152,600

GAAP net income per diluted share	$0.27	$0.24	$0.34
Funds From Operations per diluted share	$1.06	$1.03	$1.09

Key Drivers
General and administrative expenses	$21,854	$23,000	$22,500
Interest expense and other finance expenses	$73,189	$80,000	$78,000
Straight-line rent	$1,855	$—	$1,500
Amortization of above- and below-market rent	$11,172	$14,000	$14,000
Bad debt	$3,369	$5,000	$3,000
Acquisitions (net of dispositions)	$21,750	$100,000	$300,000
Equity issued	$12,828	$60,000	$180,000
Same-center NOI growth	3.7%	1.0%	2.0%

ROIC will discuss guidance, and the underlying assumptions, on its February 15, 2024 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors noted elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call to discuss its results on Thursday, February 15, 2024 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time.

To participate in the conference call, click on the following link (ten minutes prior to the call) to register:
https://register.vevent.com/register/BIfe506a32ae5342cda1ec372ea1fbd0a3

Once registered, participants will have the option of: 1) dialing in from their phone (using a PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.

The conference call will also be available live (in a listen-only mode) at: https://edge.media-server.com/mmc/p/xecydpjk

The conference call will be recorded and available for replay following the conclusion of the live broadcast and will be accessible up to one year on ROIC’s website, specifically on its Investor Relations Events & Presentations page:
https://investor.roicreit.com/events-presentations
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of December 31, 2023, ROIC owned 94 shopping centers encompassing approximately 10.6 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Real Estate Investments:
Land	$967,251	$958,236
Building and improvements	2,500,647	2,452,857
	3,467,898	3,411,093
Less: accumulated depreciation	654,543	578,593
	2,813,355	2,832,500
Mortgage note receivable	4,694	4,786
Real Estate Investments, net	2,818,049	2,837,286
Cash and cash equivalents	6,302	5,598
Restricted cash	2,116	1,861
Tenant and other receivables, net	61,193	57,546
Deposits	—	500
Acquired lease intangible assets, net	42,791	52,428
Prepaid expenses	3,354	5,957
Deferred charges, net	27,294	26,683
Other assets	16,541	16,420
Total assets	$2,977,640	$3,004,279

LIABILITIES AND EQUITY
Liabilities:
Term loan	$199,745	$299,253
Credit facility	75,000	88,000
Senior Notes	1,043,593	946,849
Mortgage notes payable	60,052	60,917
Acquired lease intangible liabilities, net	137,820	152,117
Accounts payable and accrued expenses	50,598	22,885
Tenants’ security deposits	8,205	7,701
Other liabilities	39,420	41,959
Total liabilities	1,614,433	1,619,681

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 126,904,085 and 124,538,811 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	13	12
Additional paid-in capital	1,643,908	1,612,126
Accumulated dividends in excess of earnings	(357,160)	(315,984)
Accumulated other comprehensive income	559	14
Total Retail Opportunity Investments Corp. stockholders’ equity	1,287,320	1,296,168
Non-controlling interests	75,887	88,430
Total equity	1,363,207	1,384,598
Total liabilities and equity	$2,977,640	$3,004,279

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Rental revenue	$82,154	$79,285	$319,056	$308,960
Other income	2,497	908	8,676	3,969
Total revenues	84,651	80,193	327,732	312,929

Operating expenses
Property operating	14,173	13,589	55,166	51,057
Property taxes	8,756	8,839	35,433	34,651
Depreciation and amortization	26,947	25,050	104,227	97,494
General and administrative expenses	5,266	5,590	21,854	21,735
Other expense	398	182	1,209	960
Total operating expenses	55,540	53,250	217,889	205,897

Gain on sale of real estate	—	—	—	7,653

Operating income	29,111	26,943	109,843	114,685
Non-operating expenses
Interest expense and other finance expenses	(20,600)	(16,049)	(73,189)	(59,225)
Net income	8,511	10,894	36,654	55,460
Net income attributable to non-controlling interests	(476)	(695)	(2,120)	(3,591)
Net Income Attributable to Retail Opportunity Investments Corp.	$8,035	$10,199	$34,534	$51,869

Earnings per share – basic and diluted	$0.06	$0.08	$0.27	$0.42

Dividends per common share	$0.15	$0.15	$0.60	$0.56

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income attributable to ROIC	$8,035	$10,199	$34,534	$51,869
Plus: Depreciation and amortization	26,947	25,050	104,227	97,494
Less: Gain on sale of real estate	—	—	—	(7,653)
Funds from operations – basic	34,982	35,249	138,761	141,710
Net income attributable to non-controlling interests	476	695	2,120	3,591
Funds from operations – diluted	$35,458	$35,944	$140,881	$145,301

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Number of shopping centers included in same-center analysis	92	92			87	87
Same-center leased rate	97.7%	98.3%		(0.6)%	97.8%	98.3%		(0.5)%

Revenues:
Base rents	$57,074	$55,688	$1,386	2.5%	$218,237	$212,366	$5,871	2.8%
Percentage rent	839	969	(130)	(13.4)%	1,894	1,524	370	24.3%
Recoveries from tenants	20,556	19,288	1,268	6.6%	77,424	72,866	4,558	6.3%
Other property income	206	494	(288)	(58.3)%	4,701	2,807	1,894	67.5%
Bad debt	(367)	(421)	54	(12.8)%	(2,768)	(1,633)	(1,135)	69.5%
Total Revenues	78,308	76,018	2,290	3.0%	299,488	287,930	11,558	4.0%
Operating Expenses
Property operating expenses	14,570	13,923	647	4.6%	54,150	50,611	3,539	7.0%
Property taxes	8,655	8,747	(92)	(1.1)%	33,982	33,460	522	1.6%
Total Operating Expenses	23,225	22,670	555	2.4%	88,132	84,071	4,061	4.8%
Same-Center Cash Net Operating Income	$55,083	$53,348	$1,735	3.3%	$211,356	$203,859	$7,497	3.7%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP operating income	$29,111	$26,943	$109,843	$114,685
Depreciation and amortization	26,947	25,050	104,227	97,494
General and administrative expenses	5,266	5,590	21,854	21,735
Other expense	398	182	1,209	960
Gain on sale of real estate	—	—	—	(7,653)
Straight-line rent	(167)	(427)	(1,855)	(2,715)
Amortization of above- and below-market rent	(3,581)	(2,729)	(11,172)	(11,947)
Property revenues and other expenses (1)	(16)	(266)	(572)	(474)
Total Company cash NOI	57,958	54,343	223,534	212,085
Non same-center cash NOI	(2,875)	(995)	(12,178)	(8,226)
Same-center cash NOI	$55,083	$53,348	$211,356	$203,859

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Nicolette O’Leary
Director of Investor Relations
858-677-0900
noleary@roireit.net